UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300 Houston, Texas 77024 (Address of principal executive offices) (Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders of Solaris Energy Infrastructure, Inc. (the “Company”) held on Thursday, May 15, 2025 (the “Annual Meeting”), the Company’s stockholders voted upon the following three proposals, each of which are described in more detail in the Company’s Proxy Statement. Voting results for each proposal considered at the Annual Meeting are set forth below:

Proposal 1: Election of three Class II Directors.

The three individuals listed below were elected as directors of the Company by the Company’s stockholders at the Annual Meeting to serve until the Company’s 2028 annual meeting of stockholders. Voting results for each director were as follows:

Name	For	Withheld	Broker Non-Votes
Cynthia M. Durrett	50,387,718	7,626,258	3,532,120
W. Howard Keenan, Jr.	50,547,842	7,466,134	3,532,120
Ray N. Walker, Jr.	50,795,563	7,218,413	3,532,120

Proposal 2: Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

Voting results with respect to the ratification by the Company’s stockholders of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2025 were as follows:

For	Against	Abstentions
61,168,697	352,588	24,811

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers.

Voting results with respect to the approval by the Company’s stockholders, on an advisory non-binding basis, of the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement, were as follows:

For	Against	Abstentions	Broker Non-Votes
57,319,265	674,866	19,845	3,532,120

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ KYLE S. RAMACHANDRAN
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer

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